UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2007

Unicorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2-73389	75-1764386
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Financial Center 5075 Westheimer, Suite 975 Houston, TX 77056	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 402-6700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On September 4, 2007, Unicorp, Inc. (the “Company”) entered into an employment agreement (“Employment Agreement”) effective September 10, 2007, with Robert P. Munn., pursuant to which Mr. Munn will provide the Company with management and technical assistance as the Company’s President and Chief Executive Officer (“CEO”).

Mr. Munn has over 26 years’ experience in the U.S. and International oil and gas arenas with both small and large independent E&P companies. Mr. Munn has established a successful track record in growing and managing small companies. From January 2003 through his recent departure from Sterling Energy, Inc., Mr. Munn established, developed and managed their U.S. office successfully adding oil and gas reserves by drilling and acquiring producing properties. Prior to his tenure with Sterling, Mr. Munn served as Vice President of Exploration for FW Oil and from 1987 through 2001 he served in both supervisory and senior technical roles with Amerada Hess, working in both onshore and offshore U.S. oil and gas basins. From 1981 to 1987 Mr. Munn worked as an exploration and exploitation geologist for Buckhorn Petroleum and Harper Oil Company in Denver, Colorado. Mr. Munn received is BA Degree in Geology from the University of Colorado in 1981.

Pursuant to the terms of the Employment Agreement, Mr. Munn has agreed to serve as the Company’s President and CEO through December 31, 2009. Mr. Munn is to receive an annual base salary of $300,000 and receive a $100,000 sign-on bonus. This bonus is subject to repayment to the Company if he terminates his contract for any reason within twelve months from the effective date. In addition to the compensation and benefits listed above, the Company has granted Mr. Munn 650,000 vested non-qualified options, pursuant to the Company’s 2004 Stock Option Plan, to purchase shares of the Company’s common stock at an exercise price of $0.01 per share, upon such terms and conditions as set forth in any such option agreement. As an additional incentive for the Company to enter into this employment relationship, Mr. Munn has agreed to certain non-competition provisions of the Employment Agreement. The Employment Agreement also provides for a car allowance. In the event of Mr. Munn’s termination by the Company for any reason other than for cause or death, he shall continue to be paid, as severance pay, an amount equal to his salary at the time of termination until the later of: (i) the end of twelve months from the date of hire, or (ii) 180 calendar days from the date of the termination. Except for the severance pay, the Company shall not have any further obligations except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained therein which are expressly made to extend beyond the term of the Employment Agreement. Mr. Munn’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company

Mr. Munn is entitled to receive up to 100% of his base salary based upon specific goals and targets approved by the Board of Directors, which goals and objectives are yet to be determined.

He is also to receive a seven-year non-qualified stock option, pursuant to the Company’s 2007 Stock Option Plan, to purchase 4,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share. The option shall vest in accordance with the following schedule, provided that Mr. Munn is still employed as the CEO on such vesting date:

(i) 1,000,000 Options will vest 12 months from the date of execution of the Employment Agreement;

(ii) 1,000,000 Options will vest 24 months from the date of execution of the Employment Agreement;

(iii) 1,000,000 Options will vest 36 months from the date of execution of the Employment Agreement; and

(iv) 1,000,000 Options will vest 48 months from the date of execution of the Employment Agreement;

As additional consideration for entering into the Employment Agreement, Mr. Munn agreed to restrict the amount of shares of Company common stock that he can sell, including shares previously acquired in the open market, through private transactions, through previous employment agreements, as well as shares acquired pursuant to the Employment Agreement, by concurrently entering into a Lock-up, Leak-out Agreement.

On September 10, 2007, Mr. Kevan Casey resigned his position as President and Chief Executive Officer of the Company, but will retain his position as Chairman of the Board and Chairman of the Executive Committee.

On September 10, 2007, the Company entered into a consulting agreement (“Consulting Agreement”) with DSC Holdings, LLC (“DSC”), pursuant to which DSC’s sole employee, Kevan Casey, will provide the Company with management assistant. The term of the Consulting Agreement shall continue for a period of sixteen months from the effective date through December 31, 2008; unless the parties agree to extend this term in 30 day increments. In exchange, the Company agrees to pay DSC a consulting fee of $8,000 per month and to advance DSC for all reasonable ordinary and necessary business related expenses up to $500 per month. Any additional expenses must be pre-approved in writing

Effective September 4, 2007, Mr. William E. Dozier resigned his interim position as Chief Operating Officer and was appointed to the Board of Directors. In addition to Mr. Dozier’s Board position, he will serve as Chairman of the Compensation Committee. Mr. Dozier has over 30 years’ experience working in the oil and gas industry, holding several senior positions during his career.

Effective September 4, 2007, Mr. Carl A. Chase, the Company’s Chief Financial Officer and member of the Board of Directors, was appointed to serve as Chairman of the Audit Committee.

Item 8.01 Other Events.

On September 4, 2007, the Board of Directors adopted the 2007 Stock Option Plan (the “2007 Plan”), which allows for the issuance of up to 8,000,000 stock options to directors, executive officers, employees and consultants of the Company who are contributing to the Company’s success. The 2007 Plan has not been approved by the Company’s shareholders.

Item 9.01 Financial Statements and Exhibit

(c)  Exhibits

The following exhibits are filed as part of this 8-K:

Exhibit No.	Identification of Exhibit
10.1	Employment Agreement Dated September 4, 2007 between Unicorp, Inc. and Robert P. Munn
10.2	Consulting Agreement dated September 10, 2007 between Unicorp, Inc. and DSC Holdings, LLC
10.3	2007 Stock Option Plan
99.1	Press Release

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICORP. INC.

By: /s/ Carl A. Chase
                            Carl A. Chase,
        Chief Financial Officer

DATE: September 10, 2007